CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 21 to the registration statement on Form N-1A (File No. 2-87634) ("Registration Statement") of our reports dated November 10, 1999, relating to the financial statements and financial highlights appearing in the September 30, 1999 Annual Report of Putnam U.S. Government Income Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
January 25, 2001